EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Oncor Electric Delivery Company on Form S-4 of our report dated April 15, 2002 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in this Prospectus.


/s/ Deloitte & Touche LLP


Dallas, Texas
October 1, 2002